Exhibit 95

Mine Safety Disclosure

The following disclosures are provided pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 104 of Regulation S-K, which require certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934, as amended, that operate mines regulated under the Federal Mine Safety and Health Act of 1977.

During 2012, for each coal mine we operated: the total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under Section 104 of the Mine Act for which we received a citation from the Mine Safety and Health Administration (“MSHA”) was sixty-six (66) as shown in the following Table OXF-MSHA-1; the total number of orders issued under Section 104(b) of the Mine Act was zero (0); the total number of citations and orders for unwarrantable failure to comply with mandatory health or safety standards under Section 104(d) of the Mine Act was zero (0); the total number of flagrant violations under Section 110(b)(2) of the Mine Act was zero (0); the total number of imminent danger orders issued under Section 107(a) of the Mine Act was one (1); the total dollar value of the proposed assessments from MSHA under the Mine Act was $170,192; and the total number of mining-related fatalities was zero (0).  In addition, no coal mine of which we were the operator received written notice from MSHA of a pattern of violations, or the potential to have such a pattern, of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under Section 104(e) of the Mine Act.  The legal actions pending before the Federal Mine Safety and Health Review Commission (the “Commission”) are shown in the following Table OXF-MSHA-2.

Table: OXF-MSHA-1 Year Ended December 31, 2012
Mining Complex	(A) Section 104	(B) Section 104(b)	(C) Section 104(d)	(D) Section 110(b)(2)	(E) Section 107(a)	(F) Proposed Assessments	(G) Fatalities	(H) Pending Legal Action
Cadiz	10	-	-	-	1	$6,729	-	-
Tuscarawas County	4	-	-	-	-	$3,477	-	-
Belmont County	18	-	-	-	-	$18,844	-	6
Plainfield	1	-	-	-	-	$200	-	-
New Lexington	-	-	-	-	-	$114,750	-	-
Harrison	12	-	-	-	-	$3,540	-	1
Noble County	1	-	-	-	-	150	-	-
Muhlenberg County	20	-	-	-	-	$22,502	-	2
Totals	66	-	-	-	1	$170,192	-	9

(A)
The total number of violations of mandatory health or safety standards that could significantly and substantially (“S&S”) contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.

(B)	The total number of orders issued under section 104(b) of the Mine Act (30 U.S.C. 814(b)).

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act (30 U.S.C. 814(d)).

(D)	The total number of flagrant violations under section 110(b)(2) of the Mine Act (30 U.S.C. 820(b)(2)).

(E)	The total number of imminent danger orders issued under section 107(a) of the Mine Act (30 U.S.C. 817(a)).

(F)	The total dollar value of proposed assessments from MSHA under the Mine Act (30 U.S.C. 801 et seq.). Includes proposed assessments for non-S&S citations.

(G)	The total number of mining-related fatalities.

(H)	The number of legal actions pending before the Commission involving such coal or other mine. See Table OXF-MSHA-2 below for information regarding pending legal actions.

Table: OXF-MSHA-2 Legal Actions Pending as of December 31, 2012
Docket Number MSHA Mine Name Oxford Mine Complex/Name MSHA ID Number	Citation No.	Date Issued	Proposed Civil Penalty Assessment	Status
LAKE 2012-319 Oxford Loading Dock Belmont 33-02937	8035306 8035307 8035308 8035309 8035310	6/22/2011	$2,984
Five citations were issued in connection with a contractor’s employee who fell from an elevated platform. A Petition for Assessment was filed by the Secretary on April 26, 2012, and the Answer was timely filed May 25, 2012. On October 16, 2012 the case was reassigned to ALJ David P. Simonton and a Prehearing Order was issued. The parties engaged in successful settlement negotiations reducing the original penalty from $2,984 to a proposed settlement of $1,071. On December 21, 2012, the Secretary filed a Motion to Approve Settlement and Dismiss Proceedings.

LAKE 2012-482-R; LAKE 2012 483-R; LAKE 2012-484-R Rice #1 Strip Belmont 33-00965	7115094 7115095 7115096	2/28/2012 2/28/2012 2/28/2012	n/a
Two citations and one order were issued on February 28, 2012, in connection with a truck operator working under the bed of a truck while the bed was in the raised position. Oxford contested Order No. 7115094 and Citations No. 7115095 and 7115096 as Contestant in these matters. A Petition for Assessment was filed by the Secretary on July 9, 2012 in LAKE 2012-647, which includes Citations 7115095 and 7115096; the Answer was timely filed on July 20, 2012. On October 16, 2012, LAKE 2012-647 was reassigned to ALJ David P. Simonton and a Prehearing Order was issued. The parties engaged in successful settlement negotiations and the Secretary filed a Motion to Approve Settlement and Dismiss Proceedings on November 2, 2012. Citation 7115094 (LAKE 2012-482-R) remains pending.

LAKE 2012-571 Rice #1 Strip Belmont 33-00965	7114872 7114877 7114873 7114874 7114875 6603798 6603799 7114887 7114878 7106175 7106176 7106177	2/23/2012	$5,323
Thirteen citations were issued in connection with four mobile loading and hauling vehicles, one auger, one drill and two areas where combustible materials had accumulated. A Petition for Assessment was filed by the Secretary on May 11, 2012, and the Answer was timely filed May 30, 2012. On November 1, 2012, the case was reassigned to ALJ William S. Steele and a Prehearing Order was issued. The parties are engaged in settlement discussions.

	7115103	3/9/2012

Table: OXF-MSHA-2 Legal Actions Pending as of December 31, 2012
LAKE 2012-647 Rice #1 Strip Belmont 33-00965	7115095 7115096 7115281	2/28/2012 3/27/2012	$7,411
See description of LAKE 2012-483-R and LAKE 2012-484-R above regarding Citations 7115095 and 7115096.  Citation 7115281 was issued in connection with dust control measures on the main haul road.  A Petition for Assessment was filed by the Secretary on July 9, 2012, and the Answer was timely filed on July 20, 2012.  On October 16, 2012 the case was reassigned to ALJ David P. Simonton and a Prehearing Order was issued.  The parties engaged in successful settlement negotiations reducing the total original penalty from $7,411 to a proposed settlement of $3,563.  On October 26, 2012 the Secretary notified the ALJ of the forthcoming settlement motion.

LAKE 2012-843 Sexton 2 Pit Harrison 33-04577	7103229 7103230 7103233 7103232	1/11/2012	$1,230
Citations were issued in connection with 2 service trucks that had accumulations of combustible materials and holes in the guarding of a coal crusher drive sprocket and a tail roller.  A Petition for Assessment was filed by the Secretary on September 24, 2012, and the Answer was timely filed October 1, 2012.  On November 16, 2012 the case was reassigned to ALJ John Kent Lewis and a Prehearing Order was issued.  Oxford has reached out to the Secretary to engage in settlement discussions.

KENT 2012-1171 Rose France Mine Muhlenberg County 15-19466	7657277 7657280	3/6/2012 3/7/2012
Citations were issued for inadequate guarding on alternator and air conditioner belts and pulleys on highwall drill.  Citation issued for haul truck with oil leaking from brake housing area.  On July 17, 2012, the Secretary requested a 90-day extension in which to file the Petition for Assessment of Civil Penalty.  The petition was filed by the Secretary on October 19, 2012, and the Answer was timely filed November 9, 2012.  On December 31, 2012, the case was reassigned to ALJ Priscilla M. Rae and a Prehearing Order was issued.

KENT 2012-1508 Halls Creek Mine Muhlenberg County 15-18134	8507007 8509238 8509239	6/19/2012
Three citations were issued: one in connection with brakes on a Mack lube truck; and two in connection with Mack service truck with front brake push rods that showed excessive travel and air leaks when service brake applied.  On September 11, 2012, the Secretary requested a 90-day extension in which to file the Petition for Assessment of Civil Penalty.  The Secretary’s requested extension was granted October 9, 2012.